Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-147267, Form S-8 No. 333-77243, Form S-8 No. 333-03599, and Form S-8 No. 333-104367) pertaining to the Eaton Savings Plan of our report dated May 28, 2008, with respect to the financial statements of the Eaton Savings Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2007 and 2006.
Meaden & Moore, Ltd
/s/ Meaden & Moore, Ltd.
Cleveland, Ohio
June 20, 2008